UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2012, the Board of Directors of Swisher Hygiene Inc. (the “Company”) accepted the resignation of Steven Berrard as President and Chief Executive Officer. Mr. Berrard tendered his resignation at the close of business on Friday, August 17, 2012. Mr. Berrard will continue his service as a member of the Company’s Board of Directors.

On August 19, 2012, the Company’s Board of Directors appointed Thomas Byrne as Interim President and Chief Executive Officer, effective immediately.

Mr. Byrne, age 50, has served as Executive Vice President of the Company since November 2010. Prior to that time, Mr. Byrne served as Senior Vice President of Swisher International, Inc. and as a director of Swisher International, Inc. from 2004 until November 2010. He has served as a director of numerous public and private companies and has extensive experience in public equity investment and accounting. Mr. Byrne is a director of ITC Learning, Pivotal Fitness and the Private Equity Committee of the University of Florida Foundation, and also served as a director of Jamba, Inc. from 2006 to 2010. Previously, Mr. Byrne was Administrative Partner of New River Capital Partners, a private equity fund, which he co-founded in 1997, Vice Chairman of Blockbuster Entertainment Group (a division of Viacom, Inc.) and was also President of the Viacom Retail Group. Additionally, from 1984 to 1988, Mr. Byrne was employed by KPMG Peat Marwick. Mr. Byrne has a B.S. and M.A. in Accounting from the University of Florida and is a certified public accountant.

Below is a description of a related party transaction required to be disclosed under Item 404(a) of Regulation S-K regarding Mr. Byrne:

During the year ended December 31, 2011, the Company paid $126,636 to CertiLearn, Inc. to satisfy outstanding accrued expenses, which expenses were accrued starting in the year ended December 31, 2009. The Company uses CertiLearn, Inc. to provide training course development and utilization of the delivery platform. CertiLearn, Inc.’s majority owner is New River Capital Partners, a company owned by Steve Berrard, Thomas Byrne and Thomas Aucamp.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated August 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2012	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
Interim President and Chief Executive Officer

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